Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Kellogg Company Pringles Savings and Investment Plan
Battle Creek, MI
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-189638) of Kellogg Company of our report dated June 22, 2017, relating to the financial statements and supplemental schedule of Kellogg Company Pringles Savings & Investment Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

BDO USA, LLP
Grand Rapids, Michigan

June 22, 2017

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